EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Northern Community Bancorp and Subsidiary of our report dated March 5, 2021, relating to the consolidated financial statements of First Northern Community Bancorp and Subsidiary, which report appears in the Form 10-K of First Northern Community Bancorp for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Sacramento, California
January 24, 2022